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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No.333-12211) and related Prospectus of Equity Residential Properties Trust (the "Company") and to the incorporation by reference therein of our report dated February 12, 1997, except for Note 19, as to which the date is March 20, 1997, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K, as amended by Form 10-K/A), for the year ended December 31, 1996; our report dated November 7, 1996, with respect to the Combined Statement of Revenue and Certain Expenses of the 1996 Acquired Properties for the year ended December 31, 1995, included in the Current Report of the Company on Form 8-K/A, dated November 15, 1996; and our report dated May 17, 1996 with respect to the Combined Statement of Revenue and Certain Expenses of the 1996 Acquired Properties and Probable Properties for the year ended December 31, 1995, included in the Current Report of the Company on Form 8-K/A, dated May 23, 1996, filed with the Securities and Exchange Commission.



                                       Ernst & Young LLP



Chicago, Illinois
May 12, 1997